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                                                                   EXHIBIT (a)14

[BROADCOM(R) LOGO]                             2003 OPTION EXCHANGE TENDER OFFER
                         SHAREHOLDER SERVICES        INDIVIDUAL SUMMARY
                          PHONE: 949-926-6400

     JOHN EMPLOYEE
     16215 Alton Parkway
     Irvine, CA 92618 USA                            EMPLOYEE ID         100001
                                                     BADGE ID            000001

TRANSMITTAL INFORMATION

------------------------------------------------------------------------------------------------------------------------------
                       GRANT                                       OPTIONS     OPTIONS          OPTIONS                NEW
GRANT DATE             NUMBER       PLAN       OPTION PRICE      OUTSTANDING    VESTED     YES  UNVESTED     YES     SHARES
------------------------------------------------------------------------------------------------------------------------------
04/14/2000             C00085        98          $122.25            1,222         185      [X]    1,037      [X]       29.9171
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04/14/2000             C00086        98          $122.25            6,778       5,814      [X]      964      [X]      940.2069
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05/26/2000             F00526        98          $118.38            1,843           0      [ ]    1,843      [X]
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05/26/2000             F00527        98          $118.38            9,157       2,520      [X]    6,637      [X]      414.7200
------------------------------------------------------------------------------------------------------------------------------
05/26/2000             P00060        98          $118.38              807         807      [X]        0      [ ]      132.8091
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12/21/2000             P00136        98          $ 77.50              375         375      [X]        0      [ ]       81.8571
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12/21/2000             P00188        98          $ 77.50              375         375      [X]        0      [ ]       81.8571
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06/24/2001             F02402        98          $ 33.68           20,000       9,166      [X]   10,834      [X]    2,728.8491
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06/24/2001             S00736        98          $ 33.68                6           0      [ ]        6      [X]
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06/24/2001             S00737        98          $ 33.68            6,315       2,896      [X]    3,419      [X]      862.1806
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12/24/2001             P00547        98          $ 39.75              250         250      [X]        0      [ ]       66.2857
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12/24/2001             P00631        98          $ 39.75              857         857      [X]        0      [ ]      227.2274
------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
TAX INFORMATION                    COST BASIS PER SHARE = $18.93                     TOTAL NEW SHARES           5,565.9103
--------------------------------------------------------------------------------------------------------------------------
NEW          10%
SHARES    ADDITIONAL       W-2 INCOME        FEDERAL           STATE        SDI       FICA         MED TAX     TOTAL TAXES
--------------------------------------------------------------------------------------------------------------------------
5,566         0           $105,364.38      $28,448.38        $9,798.89    $165.28   $2,999.00      $1,527.78   $42,939.33
--------------------------------------------------------------------------------------------------------------------------

SETTLEMENT INFORMATION

-------------------------------------------------------------------------------
SHARES SOLD      YOUR CHECK      COMMISSION         TOTAL TAXES       ESCROW
--------------------------------------------------------------------------------
    0            $50,000.00        $0.00             $42,939.33       $7,060.67
--------------------------------------------------------------------------------




NOTE: SHARES SOLD INCLUDES THE 10% ADDITIONAL SHARES IF APPLICABLE. ESCROW FUNDS TO BE RETURNED PROMPTLY BY THE COMPANY. ALL OPTIONS TENDERED IN THE OFFER WERE
CANCELLED ON MAY 5, 2003.                                  TUESDAY, MAY 13, 2003